FORM 8-A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

COLLABORATIVE INVESTMENT SERIES TRUST

 (Exact name of registrant as specified in its charter)

Delaware

See below

(State of incorporation or organization)

(I.R.S. Employer Identification No.)

                 8000 Town Centre Drive, Suite 400

                      Broadview Heights, Ohio                                                                   44147

          (Address of principal executive offices)                                                    (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

             Title of each class                                                 Name of each exchange on which

             to be so registered                                                 each class is to be registered                            I.R.S. Employer Identification No.

Shares of beneficial interest, no par value, of:

             NYSE Arca

82-6635713

       Tactical Income ETF

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates:  333-221072

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of Tactical Income ETF a series of Collaborative Investment Series Trust (the “Registrant”), is incorporated herein by reference to Post-Effective Amendment No. 28 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission on June 6, 2019.  Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1.

Registrant’s Certificate of Trust, incorporated herein by reference to Exhibit (a)(1)(A) to the Registrant’s Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission on October 27, 2017.

2.

Registrant’s Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a)(2)(A) to the Registrant’s Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission on October 27, 2017.

3.

Registrant’s By-Laws, incorporated herein by reference to Exhibit (b)(1) to the Registrant’s Registration Statement on            Form N-1A , as filed with the Securities and Exchange Commission on November 23, 2017.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized in the City of Greenwich and the State of Ohio, on the 13th day of June 2019.

Collaborative Investment Series Trust
(Registrant)

By:	/s/ Gregory Skidmore
Name:	Gregory Skidmore
Title:	President of the Trust